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                                                                  EXHIBIT 10.29

               ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT


        THIS ADDENDUM is attached to and made a part of that certain Security
Agreement: Securities Account executed by HANDSPRING, INC ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of February 16, 2001 (the "Agreement").

        The following provisions are hereby incorporated into the Agreement:

        1. Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the aggregate amount available to be drawn under all outstanding letters of credit issued by Bank or any of its affiliates for the account of Debtor plus amounts drawn thereunder and not yet reimbursed to Bank. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

        2. "Collateral Value" means the percentage set forth below for each type of investment property held in the Securities Account at the time of computation:

        (a)    100% of the face amount of cash and cash equivalents;

        (b) 90% of the market value of obligations of the United States of America, but not to exceed the face amount;

        (c) 90% of the market value of commercial paper rated at least A1 by a nationally recognized rating agency, but not to exceed the face amount;

with market value, in all instances, determined by Bank in its sole discretion, and excluding from such computation all WF Securities and Common Trust Funds.

        3. Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all WF Securities and Common Trust Funds now or hereafter maintained in the Securities Account.

        4. "Common Trust Funds" means common trust funds as described in 12 CFR
9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

        5. "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).



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        IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

HANDSPRING, INC                              WELLS FARGO BANK,
                                                 NATIONAL ASSOCIATION

By: /s/  Bernard Whitney
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Title: CFO                                   By: /s/  Jill B. Ta
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                                             Title: Vice President
                                                    ----------------------------
By: /s/  David Pine
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Title:  VP, General Counsel
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